As filed with the Securities and Exchange Commission on November 29, 2023

Registration No. 333-273760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment #3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blue Chip Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada		84-3870355
(State or other jurisdiction of incorporation or organization).	(Primary Standard Industrial Classification Code)	(I.R.S Employer Identification Number)

269 South Beverly Drive – Suite 373, Beverly Hills, CA 90212

Telephone (347) 629-1990

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joseph Richard Moran, Chief Executive Officer

Blue Chip Capital Group, Inc.

269 South Beverly Drive – Suite 373, Beverly Hills, CA 90212

Parasec.com, 318 N Carson St # 208, Carson City, NV 89701; Tel: (775) 883-0104

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

The Lonergan Law Firm, LLC

Lawrence R. Lonergan, Esq.

96 Park Street Montclair, NJ 07042

Telephone: 973-641-4012

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 of Blue Chip Capital Group, Inc. (the “Company”) (File No. 333-273760) is being filed as an exhibit-only filing solely to file the Opinion of Lawrence R. Lonergan, Esq. dated November 28, 3023 (Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, and the referenced exhibit. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Index of Exhibits
Exhibit No.	Description
3.1	Blue Chip Capital Group, Inc. File Stamped Nevada Filing Acknowledgement dated December 18, 2020 *
3.1(a)	Blue Chip Capital Group, Inc. File Stamped Nevada Articles of Incorporation dated December 18, 2020 *
3.2	Blue Chip Capital Group, Inc. Bylaws *
4.1	Form of Common Stock Purchase Warrant *
5.1	Opinion Regarding Legality **
10.1	Form of Placement Agent Agreement *
10.2	Raisewise USA Platform License Agreement dated as of April 1, 2022 *
10.3	Raisewise USA Management Services Agreement dated as of April 1, 2022 *
10.4	Raisewise Sweden Platform License Agreement dated as of April 1, 2022 *
10.5	Raisewise Sweden Management Services Agreement dated as of April 1, 2022 *
10.6	Raisewise Morocco Platform License Agreement dated as of April 1, 2022 *
10.7	Raisewise Morocco Management and Maintenance Services Agreement dated as of April 1, 2022 *
21.1	List of Subsidiaries **
23.1	Consent of Hudgens CPA, PLLC dated November 17, 2023 **
107	Filing Fee Table*

* Filed with the SEC as part of the Company’s Registration Statement on August 7, 2023, which are incorporated herein.

**Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 29, 2023.

Signature	Title	Date

/s/: Joseph Richard Moran	CEO and CFO	November 29, 2023
Joseph Richard Moran

/s/: Shani Moran	Director	November 29, 2023
Shani Moran

/s/: Hassan Oulhous	Director	November 29, 2023
Hassan Oulhous

/s/: James Lasry	Director	November 29, 2023
James Lasry

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